UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION
Information Statement Pursuant Section 14(c) of the Securities
Exchange Act of 1934 (Amendment No.      )

Check appropriate box:

☑  Definitive Information Statement
☐  Preliminary Information Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

OPKO HEALTH, INC.
(Name of Registrant as Specified In Its Charter)

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OPKO HEALTH, INC.
4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137

Dear Stockholder:

We are writing to advise you that effective as of December 4, 2007, the Board of Directors and stockholders holding a majority of the voting power of the outstanding capital stock of OPKO Health, Inc., a Delaware corporation (the “Company”), approved the issuance to the members of The Frost Group, LLC (the “Frost Group”), a private investment group controlled by Dr. Phillip Frost, M.D., our Chairman and CEO, of an aggregate of 10,869,565 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, in exchange for a $20 million investment in the Company (the “Investment”). The Shares will be issued at a price of $1.84 per share, which represents a discount of approximately 40% to the average trading price of our common stock on the American Stock Exchange for the five trading days immediately preceding the effective date of Board and stockholder approval. The Company has not granted and will not grant any registration rights in respect of the Shares, which will be “restricted securities” as defined by Rule 144 promulgated under the Securities Act of 1933, as amended. Additionally, the Shares will be subject to a two-year lockup, during which time the members of the Frost Group may not sell the Shares.

The principal member of the Frost Group is Frost Gamma Investments Trust (“FGIT”), of which Dr. Phillip Frost, M.D., is the sole trustee. Additionally, the Frost Group includes in its membership Dr. Jane Hsiao, our Vice Chairman and Chief Technical Officer, Dr. Rao Uppaluri, our Chief Financial Officer, and Mr. Steven D. Rubin, our Executive Vice President-Administration. Following issuance of the Shares, the members of the Frost Group will beneficially own an aggregate of approximately 55.2% of our issued and outstanding common stock. The Frost Group, FGIT, Drs. Hsiao and Uppaluri and Mr. Rubin voted those shares of our common stock presently owned by them in favor of the Investment.

Stockholder approval of the Investment was in the form of a written consent of stockholders in lieu of a special meeting in accordance with the relevant sections of the Delaware General Corporation Law (the “DGCL”), and included those of our stockholders holding a majority of the voting power of our issued and outstanding shares of common stock and preferred stock, voting together as a group. Stockholder approval was sought solely in order to comply with applicable rules of the American Stock Exchange, on which our common stock is listed.

The Shares will be issued on or about January 28, 2008, which is approximately twenty (20) days after the mailing of this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. The accompanying Information Statement is furnished only to inform our stockholders of the Investment and the approval of the issuance of the Shares before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended. This Information Statement is first mailed to you on or about January 7, 2008. Additionally, in accordance with Section 228 of the DGCL, this Information Statement constitutes the notice of a corporate action taken without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read this Information Statement carefully in its entirety.

By Order of the Board of Directors of
OPKO Health, Inc.

By:	/s/ Phillip Frost, M.D.
Phillip Frost, M.D.
CEO and Chairman of the Board

OPKO HEALTH, INC.
4400 Biscayne Blvd
Suite 1180
Miami, Florida 33137

INFORMATION STATEMENT REGARDING
ACTION TAKEN BY WRITTEN CONSENT OF
MAJORITY STOCKHOLDERS
IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of OPKO Health, Inc., a Delaware corporation (the “Company” or “OPKO”), in connection with the issuance to the members of The Frost Group, LLC (the “Frost Group”), a private investment group controlled by Dr. Phillip Frost, M.D., our Chairman and CEO, an aggregate of 10,869,565 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, in exchange for a $20 million investment in the Company (the “Investment”). The Investment was approved effective as of December 4, 2007 by our Board of Directors, our Audit Committee and pursuant to a written consent of the holders of a majority of the voting power of our issued and outstanding common stock and preferred stock, voting together as a group, in lieu of a special meeting of stockholders. Stockholder approval was sought solely in order to comply with applicable rules of the American Stock Exchange, on which our common stock is listed.

The Shares will be issued at a price of $1.84 per share, which represents a discount of approximately 40% to the average trading price of our common stock on the American Stock Exchange for the five trading days immediately preceding the date of Board and stockholder approval. The Company has not granted and will not grant any registration rights in respect of the Shares, which will be “restricted securities” as defined by Rule 144 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Additionally, the Shares will be subject to a two-year lockup, during which time the members of the Frost Group may not sell the Shares.

The principal member of the Frost Group is Frost Gamma Investments Trust (“FGIT”), of which Dr. Phillip Frost, M.D., is the sole trustee. Additionally, the Frost Group includes in its membership Dr. Jane Hsiao, our Vice Chairman and Chief Technical Officer, Dr. Rao Uppaluri, our Chief Financial Officer, and Mr. Steven D. Rubin, our Executive Vice President-Administration. Following issuance of the Shares, the members of the Frost Group will beneficially own an aggregate of approximately 55.2% of our presently issued and outstanding common stock. The Frost Group, FGIT, Drs. Hsiao and Uppaluri and Mr. Rubin voted the shares of our common stock presently owned by them in favor of the Investment.

The elimination of the need for a meeting of stockholders to approve the actions described in this Information Statement is made possible by Section 228 of the Delaware General Corporation Law (the “DGCL”), which provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. In order to eliminate the costs involved in holding a special meeting, we elected to utilize the written consent of the holders of in excess of a majority in interest of our voting securities entitled to vote upon the actions described in this Information Statement.

Pursuant to Section 228 of the DGCL, we are required to provide prompt notice of the taking of those actions described above without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement will be mailed on or about January 7, 2008 to stockholders of record, and is being delivered to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them, and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

No Dissenters’ Rights

No dissenters’ rights are afforded to our stockholders under Delaware law as a result of the actions described in this Information Statement.

OUR PRINCIPAL STOCKHOLDERS

Our voting securities are composed of our common stock, par value $0.01 per share, and our Series A Preferred Stock, par value $0.01 per share, of which 164,277,995 and 869,366 shares, respectively, were outstanding as of December 4, 2007. The holders of our common stock and Series A Preferred Stock are each entitled to one vote for each outstanding share on all matters submitted to our stockholders. The Frost Group, Frost Gamma Investments Trust, Drs. Hsiao and Uppaluri and Mr. Rubin voted those shares of our common stock presently owned by them in favor of the Investment.

The following table contains information regarding the beneficial ownership of our common stock as of December 4 2007, held by:

•	each stockholder known by us to beneficially own more than 5% of our common stock;

•	our directors;

•	our sole executive officer in 2006 and our current executive officers; and

•	all current directors and executive officers as a group.

Security Ownership of Certain Beneficial Owners

	Before Giving Effect to the Issuance of			After Giving Effect to the Issuance of
	Shares to the members of the			Shares to the members of the
	Frost Group**			Frost Group***
	Number of		Percentage of	Number of		Percentage of
	Outstanding Shares		Outstanding	Outstanding		Outstanding
Name and Title of	Beneficially		Shares of Common	Shares Beneficially		Shares of Common
Beneficial Owner	Owned(1)		Stock	Owned		Stock

Frost Gamma Investments Trust 4400 Biscayne Boulevard Suite 1500 Miami, Florida 33137	70,629,247	(2)	39.6%	77,395,551	(2)	40.9%
The Frost Group, LLC 4400 Biscayne Blvd. Suite 1500 Miami, Florida 33137	20,286,705	(3)	12.0%	20,286,705	(3)	11.3%
Johnson & Johnson Development Corporation One Johnson & Johnson Plaza New Brunswick, NJ 08933	15,583,555	(4)	9.3%	15,583,555	(4)	8.8%
Psilos Group Partners II-S 625 Avenue of the Americas 4th Floor New York, NY 10011	11,327,630	(5)	6.8%	11,327,630	(5)	6.4%
Phillip Frost, M.D., CEO & Chairman of the Board 4400 Biscayne Blvd. Suite 1500 Miami, Florida 33137	70,629,247	(6)	39.6%	77,395,551	(7)	40.9%

	Before Giving Effect to the Issuance of			After Giving Effect to the Issuance of
	Shares to the members of the			Shares to the members of the
	Frost Group**			Frost Group***
	Number of		Percentage of	Number of		Percentage of
	Outstanding Shares		Outstanding	Outstanding		Outstanding
Name and Title of	Beneficially		Shares of Common	Shares Beneficially		Shares of Common
Beneficial Owner	Owned(1)		Stock	Owned		Stock

Jane H. Hsiao, Ph.D., MBA, Vice Chairman of the Board & Chief Technical Officer 4400 Biscayne Blvd. Suite 1500 Miami, Florida 33137	15,540,724	(8)	9.3%	19,616,811	(8)	11.0%
Steven D. Rubin, Executive Vice President-Administration and Director 4400 Biscayne Blvd. Suite 1500 Miami, Florida 33137	5,182,021	(9)	3.1%	5,195,608	(9)	2.9%
Rao Uppaluri, Ph.D., Chief Financial Officer 4400 Biscayne Blvd Suite 1500 Miami, Florida 33137	4,904,352	(10)	3.0%	4,917,939	(10)	2.8%
Adam Logal, Chief Accounting Officer 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	81,085	(11)	*	81,085	(11)	*
David Eichler, Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	11,347,630	(12)	6.8%	11,347,630	(12)	6.4%
Michael Reich, Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	863,478	(13)	*	863,478	(13)	*
Robert Baron, Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	258,000	(14)	*	258,000	(14)	*
John A. Paganelli, Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	272,700	(15)	*	272,700	(15)	*
Richard A. Lerner, M.D., Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	20,000	(16)	*	20,000	(16)	*
Pascal J. Goldschmidt, Director 4400 Biscayne Blvd. Suite 1180 Miami, Florida 33137	0		*	0		*
All Executive Officers and Directors as a group (11 persons)	109,099,237		58.7%	119,968,802		60.9%

*	Less than 1%

**	Percentages based upon 164,277,995 shares of our common stock issued and outstanding at December 4, 2007.

***	Percentages based upon 175,147,560 shares of our common stock issued and outstanding after giving effect to the issuance of 10,869,565 shares of common stock to the members of the Frost Group.

(1)	All shares beneficially owned represent shares of common stock unless otherwise indicated.

(2)	Includes warrants to purchase 9,241,589 shares of common stock. Also includes 15,490,547 shares of common stock and warrants to purchase 4,796,158 shares of common stock held by The Frost Group, LLC, of which Frost Gamma Investments Trust is a principal member. Frost Gamma Investments Trust disclaims beneficial ownership of the common stock and warrants held by The Frost Group, LLC, except to the extent of its pecuniary interest therein.

(3)	Includes warrants to purchase 4,796,158 shares of common stock.

(4)	Includes warrants to purchase 2,418,164 shares of common stock and options to purchase 191,791 shares of common stock.

(5)	Includes warrants to purchase 2,064,399 shares of common stock and options to purchase 181,631 shares of common stock.

(6)	Includes 41,100,953 shares of common stock and warrants to purchase 9,241,589 shares of common stock held by Frost Gamma Investments Trust. Dr. Phillip Frost is the trustee and Frost Gamma, Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma, Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. The number of shares included above also includes 15,490,547 shares of common stock and warrants to purchase 4,796,158 shares of common stock owned directly by The Frost Group, LLC. Frost Gamma Investments Trust is a principal member of The Frost Group, LLC. Dr. Frost and the Frost Gamma Investments Trust disclaim beneficial ownership of these shares of common stock and warrants to purchase common stock, except to the extent of any pecuniary interest therein.

(7)	Includes 47,867,257 shares of common stock and warrants to purchase 9,241,588 shares of common stock held by Frost Gamma Investments Trust. Dr. Phillip Frost is the trustee and Frost Gamma, Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma, Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. The number of shares included above also includes 15,490,546 shares of common stock and warrants to purchase 4,796,158 shares of common stock owned directly by The Frost Group, LLC. Frost Gamma Investments Trust is a principal member of The Frost Group, LLC. Dr. Frost and the Frost Gamma Investments Trust disclaim beneficial ownership of these shares of common stock and warrants to purchase common stock, except to the extent of any pecuniary interest therein.

(8)	Includes warrants to purchase 2,936,580 shares of common stock. Dr. Hsiao is a member of the Frost Group, LLC, which holds 15,490,546 shares of common stock and warrants to purchase 4,796,158 shares of common stock. Dr. Hsiao disclaims beneficial ownership of the shares of common stock and warrants held by The Frost Group, LLC, except to the extent of any pecuniary interest therein.

(9)	Includes warrants to purchase 1,036,440 shares of common stock. Mr. Rubin is a member of the Frost Group, LLC, which holds 15,490,546 shares of common stock and warrants to purchase 4,796,158 shares of common stock. Mr. Rubin disclaims beneficial ownership of the shares of common stock and warrants held by The Frost Group, LLC, except to the extent of any pecuniary interest therein.

(10)	Includes warrants to purchase 950,070 shares of common stock. Dr. Uppaluri is a member of the Frost Group, LLC, which holds 15,490,546 shares of common stock and warrants to purchase 4,796,158 shares of common stock. Dr. Uppaluri disclaims beneficial ownership of the shares of common stock and warrants held by The Frost Group, LLC, except to the extent of any pecuniary interest therein.

(11)	Includes options to purchase 81,085 shares of common stock.

(12)	Includes options to purchase 20,000 shares of common stock. Also includes 9,081,600 shares of common stock, warrants to purchase 2,064,399 shares of common stock and options to purchase 181,631 shares of common stock, all of which are held by Psilos Group Partners II-S, an entity with which Mr. Eichler is affiliated. Mr. Eichler disclaims beneficial ownership of all such shares, warrants and options, except to the extent of any pecuniary interest therein.

(13)	Includes options to acquire 233,904 shares of common stock. Also includes 194,604 shares of common stock held by Edonjes LLC, of which Mr. Reich’s children are the beneficial owners. Mr. Reich disclaims beneficial interest of the shares of common stock held by Edonjes LLC, except to the extent of any pecuniary interest therein.

(14)	Includes options to acquire 70,000 shares of common stock.

(15)	Includes options to acquire 70,000 shares of common stock.

(16)	Includes options to acquire 20,000 shares of common stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Dr. Goldschmidt, Dr. Lerner and Mr. Eichler. None of these individuals was at any time since January 1, 2006 or at any time prior thereto an officer or employee of ours. During the last completed fiscal year, none of our executive officers served as a member of the board of directors or compensation committee of any entity that during such period had one or more executive officers serving as a member of our board of directors or compensation committee.

Compensation Committee Report

The compensation committee reviewed and discussed the Compensation Discussion and Analysis (appearing below) with management; and, based such review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Information Statement on Schedule 14C. In 2006, we did not have a compensation committee.

Dr. Lerner, Chairman.

Dr. Goldschmidt, compensation committee member.

Mr. Eichler, compensation committee member.

COMPENSATION DISCUSSION AND ANALYSIS

The primary goals of our board of directors with respect to executive compensation will be to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to achievement of specified performance objectives, and to create incentives which will result in stockholder value creation. To achieve these goals, we have formed a compensation committee to recommend executive compensation packages to our board of directors that are generally based on a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we intend to implement and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to achievement of corporate goals.

Benchmarking of Cash and Equity Compensation

We have not retained a compensation consultant to review our policies and procedures with respect to executive compensation. We have, in the past, conducted an annual benchmark review of the aggregate level of our executive compensation, as well as the mix of elements used to compensate our executive officers. This review is based on a survey of executive compensation paid by peer companies in the pharmaceutical industry of similar size and stage of development. In addition, we have historically taken into account input from other independent members of our board of directors and publicly available data relating to the compensation practices and policies of other companies within and outside our industry.

We may retain the services of third-party executive compensation specialists from time to time in connection with the establishment of cash and equity compensation and related policies.

Elements of Compensation

We will evaluate individual executive performance with a goal of setting compensation at levels the board or any applicable committee thereof believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our executive officers consists of the following elements:

Base Salary.  Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within the pharmaceutical industry.

Discretionary Annual Bonus.  In addition to base salaries, our compensation committee has the authority to award discretionary annual bonuses to our executive officers. The annual incentive bonuses are intended to compensate officers for achieving corporate goals and value-creating milestones. Each executive officer is eligible for a discretionary annual bonus up to an amount equal to a specified percentage of such executive officer’s salary.

Long-Term Incentive Program.  We believe that long-term performance is achieved through an ownership culture that encourages such performance by our executive officers through the use of stock and stock-based awards. We believe that the use of equity and equity-based awards offers the best approach to achieving our compensation goals.

Severance and Change-in-Control Benefits.  Neither our sole executive officer in 2006 nor our current executive officers are entitled to severance or change of control benefits.

Restricted Stock Grants or Awards.  We did not grant any restricted stock or restricted stock awards pursuant to our equity benefit plans to any of our executive officers in the year ended December 31, 2006. However, our compensation committee, in its discretion, may in the future elect to make such grants to our executive officers if it deems it advisable.

Other Compensation.  We intend to continue to maintain the current benefits and perquisites for our executive officers; however, our compensation committee, in its discretion, may in the future revise, amend or add to the benefits and perquisites of any executive officer if it deems it advisable.

Summary Compensation Table

The following table sets forth a summary for the fiscal year ended December 31, 2006 of the cash and non-cash compensation awarded, paid or accrued by the Company to our sole executive officer in 2006.

				Stock Award(s)	Option Award(s)	All Other
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	($)	($)	Compensation ($)		Total ($)

John A. Paganelli(2)	2006	25,000	—	—	810	$75,000	(3)	100,810
Interim Chief Executive Officer

(1)	None of our current executive officers received any compensation from the Company prior to 2007. Our current Chief Executive Officer, Dr. Phillip Frost, receives an annual base salary of $325,000, our current Chief Technical Officer, Dr. Jane Hsiao, receives an annual base salary of $300,000, our current Executive Vice-President — Administration, Steven D. Rubin, receives an annual base salary of $300,000, and our Senior Vice President and Chief Financial Officer, Dr. Rao Uppaluri, receives an annual base salary of $275,000. In addition, our former President for part of 2007, Dr. Dale Pfost, who joined us after our acquisition of Acuity Pharmaceuticals, Inc., a privately-held Delaware corporation (“Acuity”), on March 27, 2007 (the “Acquisition Date”), received a salary of $325,000 per year for the period beginning on the Acquisition Date and ended May 31, 2007. None of our current executive officers have employment agreements with the Company.
(2)	Mr. Paganelli served as our interim Chief Executive Officer from June 29, 2005 through the consummation of our acquisition of Acuity. Mr. Paganelli is no longer an executive officer of the Company.
(3)	Includes $75,000 of director fees for Mr. Paganelli.

Grants of Plan-Based Awards in 2006

The following table presents information concerning grants of plan-based awards to each of the executive officers and certain other persons during the year ended December 31, 2006. The exercise price per share of each option granted to our sole executive officer during 2006 was equal to the fair market value of our common stock, as determined by our compensation committee on the date of the grant.

				Grant Date
		Number of Securities	Exercise Price	Fair Value of
Name	Grant Date	Underlying Options	Per Share	Option Awards(1)

John A. Paganelli (1)(2)	1/3/2006	5,000	$0.41	$205
	4/3/2006	5,000	$0.41	$205
	7/3/2006	5,000	$0.41	$205

(1)	Amounts reflect the total fair value of stock options granted in 2006, calculated in accordance with SFAS No. 123(R).

(2)	Mr. Paganelli served as our interim Chief Executive Officer from June 29, 2005 through the date of the Acquisition. Mr. Paganelli is no longer an executive officer of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information as of December 31, 2006 with respect to equity awards granted by the Company to our sole executive officer in 2006.

	Option Awards				Stock Awards
	Number of	Number of			Number of Shares	Market Value of
	Securities	Securities			or Units of	Shares or Units of
	Underlying	Underlying			Stock That	Stock That
	Unexercised Options	Unexercised Options	Option Exercise	Option Expiration	Have Not	Have Not
Name	(#) Exercisable	(#) Unexercisable	Price ($)	Date	Vested (#)	Vested ($)

John A. Paganelli(1)	5,000(2)	—	0.41	07/03/2016	—	—
	5,000(2)	—	0.41	04/03/2016	—	—
	5,000(2)	—	0.41	01/03/2016	—	—
	5,000(2)	—	0.45	10/04/2015	—	—
	5,000(2)	—	0.42	07/01/2015	—	—
	5,000(2)	—	0.40	04/01/2015	—	—
	5,000(2)	—	0.32	01/03/2015	—	—
	5,000(2)	—	0.67	10/01/2014	—	—
	5,000(2)	—	0.71	07/01/2014	—	—
	10,000(2)	—	0.89	04/27/2014	—	—

(1)	All options were granted to Mr. Paganelli during his tenure as interim Chief Executive Officer from June 29, 2005 through the consummation of our acquisition of Acuity.

(2)	This option was fully vested on the grant date.

Director Compensation

The following table sets forth information with respect to compensation of directors of the Company during fiscal year 2006.

Nonqualified
	Fees Earned			Non-Equity	Deferred
	or Paid		Option	Incentive Plan	Compensation	All Other
	in Cash	Stock Award	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)

Robert Baron	50,000	—	810	—	—	—	50,810
David A, Eichler(1)	—	—	—	—	—	—	—
Michael Reich(1)	—	—	—	—	—	—	—
Phillip Frost, M.D.(1)
Steven D. Rubin(1)	—	—	—	—	—	—	—
Jane H. Hsiao, Ph.D.(1)	—	—	—	—	—	—	—
John Paganelli	25,000		810			$75,000	100,810
Richard Lerner, M.D.(1)	—	—	—	—	—	—	—
Melvin Rubin, M.D.(1)	—	—	—	—	—	—	—
Pascal Goldschmidt, M.D.(1)	—	—	—	—	—	—	—
David Lee Spencer	30,000	—	810	—	—	—	30,810
Robert Benou	30,000	—	810	—	—	—	30,810

(1)	These persons did not become directors until 2007.

On September 19, 2007, our Board of Directors, upon recommendation of the Compensation Committee, approved certain changes in non-employee director compensation. Previously, non-employee directors received an option to acquire 15,000 shares of the Company’s common stock, and the chairman of each of the committees of the Board received an option to acquire an additional 5,000 shares of Company common stock. Effective as of September 19, 2007, (i) each non-employee director is entitled to receive: (a) an annual retainer of $10,000, payable in quarterly installments; and (b) an option to acquire 40,000 shares of the Company’s common stock upon initial appointment to the Board and an option to acquire 20,000 shares each year thereafter; and (ii) the chairman of each committee of the Board shall receive $5,000 annually, payable in quarterly installments.

AUTHORIZATION OR ISSUANCE OF SECURITIES OTHERWISE THAN FOR EXCHANGE

As of December 4, 2007, our Board of Directors and certain stockholders, holding a majority of our outstanding capital stock entitled to vote, approved the issuance (the “Issuance”) to the members of The Frost Group, LLC (the “Frost Group”), a private investment group controlled by Dr. Phillip Frost, M.D., our Chairman and CEO, an aggregate of 10,869,565 shares (the “Shares”) of our common stock, par value $0.01 per share, in exchange for a $20 million investment in the Company. The Shares will be issued at a price of $1.84 per share, which represents a discount of approximately 40% to the average trading price of our common stock on the American Stock Exchange (“AMEX”) for the five trading days immediately preceding the date as of which the Board and stockholders approved the transaction.

The principal member of the Frost Group is Frost Gamma Investments Trust, of which Dr. Phillip Frost, M.D., is the sole trustee. Additionally, the Frost Group includes in its membership Dr. Jane Hsiao, our Vice Chairman and Chief Technical Officer, Dr. Rao Uppaluri, our Chief Financial Officer, and Mr. Steven D. Rubin, our Executive Vice President-Administration. Following issuance of the Shares, the members of the Frost Group will beneficially own an aggregate of approximately 55.2% of our issued and outstanding common stock.

The Shares will be issued in a transaction not involving any public offering and will therefore be “restricted securities” as defined by Rule 144 promulgated under the Securities Act of 1933, as amended. Additionally, the Shares will be subject to a two-year lockup, during which time the members of the Frost Group may not sell the Shares. The proceeds from the investment will be used to fund research and development efforts, including the ongoing Phase III trial for bevasiranib and for general working capital. The Issuance of the Shares will not affect the rights of our existing security holders.

Our audit committee and Board reviewed the proposed Issuance. Our audit committee discussed and considered, among other things, our cash needs, current market conditions, market discounts in arms-length private-investment-in-public-entity (PIPE) transactions, the recent arms length sale of a large number of our securities by an institutional investor at a price comparable to that proposed by the members of the Frost Group, the recent volatility and decline in our stock price, the pending expiration of lock-ups covering a significant amount of the Company’s securities and the impact such expiration would have on the Company’s stock price and capital raising efforts, purchases by Dr. Frost from time to time in the open market, and timing and expense considerations associated with various alternative financing strategies, as well as other alternatives available to obtain financing, if any. Upon consideration of the foregoing, our audit committee approved the Issuance in exchange for the substantial investment in our Company by the members of the Frost Group. This capital inflow will provide additional financial resources to support our ongoing efforts to bring our ophthalmic drugs and products to the market. The Issuance is solely a reasonable means of obtaining financing and is not compensatory. Notwithstanding the foregoing, AMEX interprets any issuance of shares below market to be compensatory under Section 711 of the AMEX Company Guide and requires stockholder approval of such issuances. Accordingly, we have obtained stockholder approval of the Issuance and we are delivering this Information Statement to stockholders.

Subject to the prior rights of the holders of any shares of preferred stock currently outstanding or which may be issued in the future, the holders of the common stock are entitled to receive dividends from our funds legally available therefor when, as and if declared by our board of directors, and are entitled to share ratably in all of our assets available for distribution to holders of common stock upon the liquidation, dissolution or winding-up of our affairs subject to the liquidation preference, if any, of any then outstanding shares of preferred stock. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. The holders of our common stock do not have cumulative voting rights, which means that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We are required to file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms at 100 F Street, N.E, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference rooms. Copies of our SEC filings are also available to the public from the SEC’s web site at www.sec.gov.